APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios

Bloomberg Barclays US Aggregate ex-Corporate Portfolio

Core Bond Portfolio

Disciplined Large Cap Portfolio1

Diversified Large Cap Growth Portfolio

Emerging Growth Portfolio

High Yield Corporate Bond Portfolio

Index Portfolio

Investment Grade Corporate Bond Portfolio

Real Return Portfolio

Small Cap Value Portfolio2

Strategic Retirement Bond Portfolio

U.S. REIT Portfolio

Appendix A amended:  February 28, 2018

1. On February 28, 2018, the Board of Trustees of Wells Fargo Master Trust approved the establishment of the Disciplined Large Cap Portfolio (“Portfolio”).  The Portfolio will commence operations on or about June 1, 2018.

2. On February 28, 2018, the Board of Trustees of Wells Fargo Master Trust approved Wells Capital Management as the sub-adviser to the Small Company Value Portfolio, effective on or about May 1, 2018.

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

AMENDED AND RESTATED FEE AGREEMENT

WELLS FARGO MASTER TRUST

                This amended and restated fee agreement is made as of the 31st day of March, 2001, and is amended as of the 28th day of February, 2018, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”) and

                WHEREAS, the parties and Wells Fargo Master Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a “Portfolio” and collectively the “Portfolios”).

                WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

                NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of each Portfolio (or managed portion thereof) throughout the month:

Name of Portfolio	Sub-Advisory Rate
Bloomberg Barclays US Aggregate ex-Corporate Portfolio	First 200M Next 300M Over 500M	0.04% 0.035% 0.03%
Core Bond Portfolio	First 100M Next 200M Next 200M Over 500M	0.20% 0.175% 0.15% 0.10%
Disciplined Large Cap Portfolio[1]	First 100M Next 200M Over 300M	0.20% 0.175% 0.15%
Diversified Large Cap Growth Portfolio (Asset Sleeve Managed by Golden Capital Team)	First 1B Over 1B	0.35% 0.30%
Diversified Large Cap Growth Portfolio (All Other Asset Sleeves)	First 100M Next 200M Next 500M Over 800M	0.30% 0.275% 0.25% 0.20%
Emerging Growth Portfolio	First 100M Next 100M Over 200M	0.55% 0.50% 0.40%
High Yield Corporate Bond Portfolio	First 200M Next 300M Over 500M	0.09% 0.08% 0.07%
Index Portfolio	First 100M Next 100M Over 200M	0.05% 0.03% 0.02%
Investment Grade Corporate Bond Portfolio	First 200M Next 300M Over 500M	0.04% 0.035% 0.03%
Real Return Portfolio	First 100M Next 200M Next 200M Over 500M	0.28% 0.25% 0.22% 0.18%
Small Company Value Portfolio[2]	First 100M Next 100M Over 200M	0.55% 0.50% 0.40%
Strategic Retirement Bond Portfolio	First 200M Next 300M Over 500M	0.04% 0.035% 0.03%
U.S. REIT Portfolio	First 200M Next 300M Over 500M	0.06% 0.05% 0.04%

                If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Portfolio.

Schedule A amended: February 28, 2018

1.On February 28, 2018, the Board of Trustees of Wells Fargo Master Trust approved the establishment of the Disciplined Large Cap Portfolio (“Portfolio”).  The Portfolio will commence operations on or about June 1, 2018.

2.On February 28, 2018, the Board of Trustees of Wells Fargo Master Trust approved Wells Capital Management as the sub-adviser to the Small Company Value Portfolio, effective on or about May 1, 2018.
The foregoing fee schedule is agreed to as of February 28, 2018 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

       Paul Haast

       Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:

      Karen Norton

      Chief Operating Officer